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                                                                   EXHIBIT 10.14


                              CONSULTING AGREEMENT


          THIS CONSULTING AGREEMENT (the "Agreement") is entered into effective as of the 1st day of January, 1999 (the "Effective Date"), by and between Trinity Industries, Inc., a Delaware corporation (the "Company") and W. Ray Wallace (the "Consultant").

                                    RECITALS

          A. Consultant is retiring as Chief Executive Officer of the Company and Chairman of the Board of Directors of the Company (the "Board") effective as of December 31, 1998, and will remain as a director of the Company.

          B. Consultant possesses certain experience, knowledge and skills and certain historic information regarding the operation of the Company which the Board and the successor Chief Executive Officer ("CEO") desire to retain the ability to use, as needed.

          C. Consultant has agreed to serve as a consultant for the Company and to provide such consulting services as requested from time to time by the Board and CEO during the term of this Agreement.

          NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1. Consulting Relationship. The Board hereby retains Consultant and Consultant hereby agrees to be retained by the Board as an employee of the Company.

          2. Consulting Services. Consultant agrees that during the term of this Agreement, he shall perform such consulting services as requested by the Board or CEO from time to time, subject to the following:

                   (a) Consultant shall be available to render consulting services to the Company under this Agreement as the Board or CEO shall request.

                   (b) The parties understand and agree that Consultant shall report directly to the Board and CEO. Consultant may perform the consulting services hereunder at places other than the principal offices of the Company.

                   (c) Consultant shall not be required to provide more than two-hundred forty (240) hours of service per year under this Agreement.



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3. Consulting Fees and Other Emoluments


          (a) The Company agrees to pay Consultant for his services under this Agreement the sum of $10,000 per month, beginning on January 1, 1999 payable semi-monthly, whether or not services are actually rendered under this Agreement.

          (b) During the term hereof, Consultant shall be entitled to emoluments, which will be provided either directly by the Company or by reimbursement to the Consultant, as follows:

                   (i) The Company will provide Consultant with a furnished office of a comparable size and character to that occupied by Consultant prior to his retirement as Chairman and Chief Executive Officer of the Company, provided such office space is located, in a building of Consultant's choice, in the Preston Center, Turtle Creek, Crescent or downtown area of Dallas, Texas.

                   (ii) The Company will provide a company employee of Consultant's choice to serve as an assistant providing secretarial and administrative services.

                   (iii) The Company will provide expenses related to Consultant's operation of his automobile, including regular maintenance and upkeep.

                   (iv) Consultant shall also be entitled to use one of the Company's airplanes for up to ten (10) hours a month at reasonable times, upon reasonable notice and consistent with the Company's other requirements.

                   (v) Consultant shall be entitled to reimbursement for any and all reasonable expenses incurred by Consultant on behalf of the Company.

          (c) Additionally, the Company will provide medical coverage for Consultant for the remainder of Consultant's life, substantially equivalent to such coverage in effect for Consultant immediately prior to his retirement. This obligation of the Company shall survive any termination of the Agreement.

4. Board Membership

          (a) The Board will designate Consultant as Chairman Emeritus of the Company effective as of the date of Consultant's retirement and resignation on December 31, 1998, and such designation will continue during the term, and survive any termination, of the Agreement.

          (b) Consultant shall continue to serve as a member of the Board during the term of the Agreement, provided Consultant is eligible to have his name placed



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in nomination for re-election to the Board and is duly elected to the Board at each Annual Meeting of the Company's stockholders.

5. Term of Agreement

          (a) The initial term of this Agreement shall commence on January 1, 1999 and shall continue in full force and effect for a period of three (3) years, ending on December 31, 2001 (the "Ending Date"), provided, however, the Ending Date of the Agreement is automatically extended for an additional period of one (1) year beginning December 31, 1999 and on each December 31st following thereafter, unless either party notifies the other in writing of his or its intent to terminate the Agreement (the "Notice"). The Notice will cause the Agreement to terminate as of the second anniversary date of the Notice, and the Notice shall be given on or before December 31st during any term of the Agreement.

          (b) This Agreement shall terminate upon the death of Consultant. In addition, if Consultant becomes totally disabled (as hereinafter defined), the Board may, in its discretion, at any time after such total disability, upon five
(5) days' prior written notice to Consultant, terminate this Agreement. "Total disability" shall mean a physical or mental incapacity of such a nature that it prevents Consultant from performing the consulting services requested by the Board on a continuing and sustained basis for a period of more than six (6) substantially consecutive months.

          (c) Upon the termination of this Agreement, all the liabilities and obligations of the Company and Consultant under the Agreement shall cease, except as follows:

                   (i) The Company shall remain obligated to pay Consultant any fees, expense reimbursements or other amounts owing for periods prior to the date of termination of this Agreement.

                   (ii) The Company shall remain subject to the obligations imposed by paragraphs 3(c) and 4(a).

6. Miscellaneous Provisions

          (a) All tangible materials (whether original or duplicates), other information in the possession or control of Consultant and all knowledge acquired by Consultant which in any way relate or pertain to the Company's business, including the business of any subsidiaries or affiliates of the Company, whether furnished to Consultant by the Company or prepared, compiled or acquired by Consultant while an employee of the Company or during the term of this Agreement and which derive economic value from not being generally known to the public or to people who can obtain economic value from their use or



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development, shall be preserved by Consultant as confidential material, information or knowledge and shall not be disclosed to others, either during the term of this Agreement or thereafter, without the prior written consent of the Board.

          (b) If any provision of this Agreement shall, for any reason, be adjudged by any court of competent jurisdiction to be invalid or unenforceable, such judgment shall not affect, impair, or invalidate the remainder of this Agreement but shall be confined in its operation to the provisions of this Agreement directly involved in the controversy in which such judgment shall have been rendered. To the extent that the provisions of this Agreement are adjudged to be invalid or unenforceable, this Agreement shall be construed and (in the absence of such construction) reformed so as to allow the maximum benefit of the provisions of this Agreement permitted by law.

          (c) All notices and other communications hereunder must be delivered in writing and shall be deemed to have been given if delivered by hand or mailed by first class, registered mail, return receipt requested, postage and registered fees prepaid, and addressed as follows:

                   (i)      if to the Company:

                            Trinity Industries, Inc.
                            P.O. Box 568887
                            Dallas, Texas 75356-8887
                            Attention: Chief Executive Officer


                   (ii)     if to Consultant:

                            W. Ray Wallace
                            4011 Miramar
                            Dallas, Texas 75205

          (d) This Agreement embodies the entire understanding between the parties hereto respecting the subject matter hereof and no change, alteration or modification may be made except by authorization of the Board and except in writing signed by both parties hereto.

          (e) This Agreement shall in all respects be construed and enforced in accordance with the laws of the State of Texas.

          (f) Any successor to the Company shall be bound by the terms of this Agreement in the same manner and to the same extent as the Company, and this Agreement shall be binding upon Consultant, his heirs and legal representatives.



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                   IN WITNESS WHEREOF, the Company and Consultant have each duly executed this Agreement the 23rd day of December, 1998, effective as of the date and year first written above.

                                         COMPANY:

                                         TRINITY INDUSTRIES, INC.


                                         By: /s/ JESS T. HAY
                                            ------------------------------------
                                            Chairman, Human Resources Committee
                                            of the Board of Directors

                                         CONSULTANT:

                                          /s/ W. RAY WALLACE
                                         ---------------------------------------
                                              W. Ray Wallace

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